Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Fractyl Health, Inc.

EXECUTED this 16th day of February 2024.

GENERAL CATALYST GP V, LLC

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST GROUP V, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P.
its General Partner

	By:	GENERAL CATALYST GP V, LLC
its General Partner

			By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST PARTNERS V, L.P.

By:	GENERAL CATALYST GP V, LLC
its General Partner

			By:	/s/ Christopher McCain
Christopher McCain Chief Legal Officer

GC ENTREPRENEURS FUND V, L.P.
	By:	GENERAL CATALYST PARTNERS V, L.P.
its General Partner

	By:	GENERAL CATALYST GP V, LLC
its General Partner

			By:	/s/ Christopher McCain
Christopher McCain Chief
Legal Officer